AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2001
                                                      REGISTRATION NO. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
             (Exact Name of Registrant as Specified in Its Charter)

                            ROYAL PHILIPS ELECTRONICS
                     (Registrant's Name for Use in English)

                                 THE NETHERLANDS
         (State or Other Jurisdiction of Incorporation or Organization)
                                      NONE
                     (I.R.S. Employer Identification Number)

        REMBRANDT TOWER, AMSTELPLEIN 2, AMSTERDAM 1070MX, THE NETHERLANDS
                    (Address of Principal Executive Offices)

      KONINKLIJKE PHILIPS ELECTRONICS N.V. NONQUALIFIED STOCK PURCHASE PLAN
           ROYAL PHILIPS ELECTRONICS CORPORATE STOCK OPTION PLAN 2000
           ROYAL PHILIPS ELECTRONICS CORPORATE STOCK OPTION PLAN 2001
                            (Full Title of the Plans)

                                  BELINDA CHEW
           1251 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020-1104
                                 (212) 536-0633
            (Name, Address and Telephone Number of Agent for Service)

                    Please Send Copies of Communications to:
                               ANDREW D. SOUSSLOFF
                               SULLIVAN & CROMWELL
                 125 BROAD STREET, NEW YORK, NEW YORK 10004-2498
                                 (212) 558-4000


                                  CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                            PROPOSED
                                                            MAXIMUM        PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE       AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED (2)    PER SHARE (3)    OFFERING PRICE (3)       FEE

-------------------------------------- ---------------- ----------------- ------------------- -------------

Common Shares of Koninklijke Philips   34,889,379            $27.67        $965,665,819.90       $241,418
Electronics N.V.,  par value 0.20      shares
Euro per share (1)
===========================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Koninklijke Philips Electronics Nonqualified Stock Purchase Plan. Pursuant to Rule 457(h)(2) no fee is payable with respect to the registration of these interests.

(2) 509,460 of the shares are registered hereby to be offered or sold pursuant to the Koninklijke Philips Electronics Nonqualified Stock Purchase Plan, 13,894,794 shares are registered to be offered or sold pursuant to the Royal Philips Electronics Corporate Stock Option Plan 2000 and 20,485,125 shares are registered to be offered or sold pursuant to the Royal Philips Electronics Corporate Stock Option Plan 2001.

(3)  Estimated   solely  for  the  purpose  of  computing   the  amount  of  the
     registration fee. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, calculated on the basis of the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on December 14, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

         This registration statement on Form S-8 registers common shares, par value (euro)0.20 per share of Royal Philips Electronics, which may be issued in connection with the plans set forth on the facing page of this registration statement. In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan.

         As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8. We will deliver the documents containing the information specified in Part I to the participants in the plans covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the Commission will automatically update and supersede this information. Information set forth in this registration statement supersedes any previously filed information that is incorporated by reference into this registration statement. We incorporate by reference into this registration statement the following documents:

         (a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2000 (File No. 1-5146-01) filed with the Commission on May 7, 2001; and

         (b) Our Reports on Form 6-K, filed with the Commission on May 10, 2001, July 19, 2001 and October 19, 2001; and

         (c) The description of our common shares, par value 0.20 euro per share, contained in the registration statement on Form S-8 filed on June 13, 2000.

All documents filed by Royal Philips Electronics under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The articles of association of Royal Philips Electronics contain no provisions under which any member of its board of management or supervisory board or officers is indemnified in any manner against any liability which he may incur in his capacity as such. However, article 36 of the articles of association of Royal Philips Electronics provides: "Adoption by the General Meeting of Shareholders of the annual accounts ... without any express reservation made by the General Meeting of Shareholders shall have the effect of fully discharging the Board of Management and the Supervisory Board from liability for performance of their respective duties in the financial year concerned."

         Under Netherlands' law, this discharge is not absolute and would not be effective as to any matters not disclosed in the annual accounts and the report of the board of management, as presented to and adopted by the general meeting of shareholders.

         Members of the board of management, the supervisory board and certain officers of Royal Philips Electronics are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.        Description
-----------        -----------
4.1                Royal Philips Electronics Corporate Stock Option Plan 2000.

4.2                Royal Philips Electronics Corporate Stock Option Plan 2001.

4.3 Koninklijke Philips Electronics Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1. to Royal Philips Electronics' registration statement on Form S-8, as filed with the Commission on June 13, 2000).

23.1               Consent of KPMG Accountants N.V.

24                 Power of attorney (included on signature page).


ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES OF ROYAL PHILIPS ELECTRONICS

         Pursuant to the requirements of the Securities Act of 1933, as amended, KONINKLIJKE PHILIPS ELECTRONICS N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on December 17, 2001.

                           KONINKLIJKE PHILIPS ELECTRONICS N.V.


                           By:  /s/ Arie Westerlaken
                                -----------------------------
                           Name: Arie Westerlaken
                           Title: General Secretary

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Belinda Chew his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on December 17, 2001.

Name                                     Title
----                                     -----

/s/ G. J. Kleisterlee
-------------------------------          President/CEO, Chairman of the Board
G. J. Kleisterlee                        of Management

/s/ J.H. M. Hommen
-------------------------------          Executive Vice-President, Member of
J.H. M. Hommen                           the Board of Management and Chief
                                         Financial Officer
/s/ A.P. M. van der Poel
-------------------------------          Executive Vice-President, Member of
A.P. M. van der Poel                     the Board of Management

/s/ J.W. Whybrow
-------------------------------          Executive Vice-President, Member of
J.W. Whybrow                             the Board of Management

Name                                     Title
----                                     -----

/s/ L.C. van Wachem
-------------------------------          Chairman of the Supervisory Board
L.C. van Wachem

-------------------------------          Vice-Chairman and Secretary of the
W. de Kleuver                            Supervisory Board

/s/ L. Schweitzer
-------------------------------          Member of the Supervisory Board
L. Schweitzer

-------------------------------          Member of the Supervisory Board
Sir Richard Greenbury

/s/ J.M. Hessels
-------------------------------          Member of the Supervisory Board
J.M. Hessels

/s/ K. van Miert
-------------------------------          Member of the Supervisory Board
K. van Miert

/s/ Belinda Chew
-------------------------------          Duly authorized representative in the
Belinda Chew                             United States

              SIGNATURE OF THE KONINKLIJKE PHILIPS ELECTRONICS N.V.
                        NONQUALIFIED STOCK PURCHASE PLAN


Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York, on December 17, 2001.


                                    KONINKLIJKE PHILIPS ELECTRONICS N.V.
                                    NONQUALIFIED STOCK PURCHASE PLAN


                                    By: /s/ Kevin Doran
                                        --------------------------------
                                    Name:   Kevin Doran
                                    Title:  Chairman, Stock Purchase Plan
                                            Committee

                                INDEX TO EXHIBITS

Exhibit No.        Description
----------         -----------
4.1                Royal Philips Electronics Corporate Stock Option Plan 2000.

4.2                Royal Philips Electronics Corporate Stock Option Plan 2001.

4.3 Koninklijke Philips Electronics Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1. to Royal Philips Electronics' registration statement on Form S-8, as filed with the Commission on June 13, 2000).

23.1               Consent of KPMG Accountants N.V.

24                 Power of attorney (included on signature page).